UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2025

SURF AIR MOBILITY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41759	36-5025592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12111 S. Crenshaw Blvd.

Hawthorne, CA 90250

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (424) 332-5480

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common stock, par value $0.0001 per share	SRFM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

Surf Air Mobility Inc. (the “Company”) is disclosing preliminary, unaudited financial results for the quarter ended September 30, 2025. Revenue for the quarter is expected to exceed the previously announced guidance range of $27 million to $28.5 million, and Adjusted EBITDA is expected to be within the previously announced guidance range of $(10) million to $(8.5) million. The Company expects to release its full financial results and host a conference call on November 12, 2025.

As these results are preliminary, and still subject to change as the Company completes its financial reporting process for the quarter ended September 30, 2025, a reconciliation of Adjusted EBITDA to net income loss cannot be provided for the range provided. The Company expects to provide such reconciliation when it announces its complete financial results for the quarter ended September 30, 2025.

The information set forth in this Item 2.02 is being furnished to and not filed with the Securities and Exchange Commission and shall not be deemed as incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SURF AIR MOBILITY INC.

Date: November 10, 2025	By:	/s/ Oliver Reeves
	Name:	Oliver Reeves
	Title:	Chief Financial Officer